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                                                                      Exhibit 11


                      EXHIBIT (11)* TO REPORT ON FORM 10-K
                      FOR FISCAL YEAR ENDED MARCH 31, 1994

                               TELXON CORPORATION

                    COMPUTATION OF COMMON SHARES OUTSTANDING
                             AND EARNINGS PER SHARE

                (Dollars in Thousands Except Per Share Amounts)





                                                                 1994               1993                 1992
                                                               --------           --------             ---------
Net income (loss) applicable to common
    shares                                                     $(2,799)          $(12,064)              $16,989
                                                               =======           ========               =======
Weighted average common shares outstand-
    ing for the year                                            15,425             14,696                14,067

Increase in weighted average from:
           Dilutive effect of stock options                        110                 --                    62
                                                               -------           --------              --------

Weighted average common shares, assuming
    issuance of the above securities                           $15,535           $ 14,696               $14,129
                                                               =======           ========              ========

Earnings (loss) per common share:
           On the weighted average common
                shares outstanding for the year                $  (.18)          $   (.82)              $  1.21

           Assuming issuance of shares for
                dilutive stock options**                       $  (.18)          $   (.82)              $  1.20



 *       Numbered in accordance with Item 601 of Regulation S-K.

**       This calculation is submitted in accordance with Regulation S-K Item
601(b)(1) although not required for income statement presentation because it results in dilution of less than three percent. The Company's 7-1/2% Convertible Debentures were omitted from the fully diluted calculation due to their anti-dilutive effect.